UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2014

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement for Knoxville, Tennessee Territory Expansion. Coca-Cola Bottling Co. Consolidated (the “Company”) and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company have entered into an asset purchase agreement (the “Asset Purchase Agreement”) dated as of August 28, 2014 relating to the territory currently served by CCR through CCR’s facilities and equipment located in Knoxville, Tennessee (the “Territory”). A copy of the Company’s news release announcing this Territory transaction, which is expected to close by the end of October 2014 and is the second phase of the proposed franchise territory expansion described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company in April 2013 (the “LOI”), is filed as Exhibit 99.1 hereto. A summary description of the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto, is included below.

Pursuant to the Asset Purchase Agreement, the Company will purchase from CCR (i) certain rights relating to the distribution, promotion, marketing and sale of certain beverage brands not owned or licensed by The Coca-Cola Company (“cross-licensed brands”) but currently distributed by CCR in the Territory and (ii) certain assets related to the distribution, promotion, marketing and sale of both The Coca-Cola Company brands and cross-licensed brands currently distributed by CCR in the Territory (the business conducted by CCR in the Territory using such assets is referred to hereinafter as, the “Business”) and assume certain liabilities and obligations of CCR relating to the Business. Subject in each case to certain adjustments as set forth in the Asset Purchase Agreement, the aggregate purchase price for the transferred assets is approximately $34.1 million, provided that the base purchase price amount to be paid by the Company in cash after deducting the value of certain retained assets and retained liabilities is approximately $30.0 million.

As a condition to the closing under the Asset Purchase Agreement, the parties have agreed to enter into a “Comprehensive Beverage Agreement” pursuant to which CCR will grant the Company certain exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as those terms are defined in the Comprehensive Beverage Agreement) in the Territory. Covered Beverages and Related Products are defined in the Comprehensive Beverage Agreement and include certain brands of The Coca-Cola Company but do not include cross-licensed brands. The Comprehensive Beverage Agreement will have a term of ten years and be renewable by the Company indefinitely for successive additional terms of ten years each unless the Comprehensive Beverage Agreement is earlier terminated as provided therein. Under the Comprehensive Beverage Agreement, the Company will make a quarterly sub-bottling payment to CCR on a continuing basis for the grant of exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products in the Territory. The quarterly sub-bottling payment will be based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain cross-licensed brands. The form of Comprehensive Beverage Agreement is attached as an exhibit to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto. The Comprehensive Beverage Agreement for the Territory that the Company expects to enter into at closing will be substantially the same as the comprehensive beverage agreement the parties entered into effective May 23, 2014 in connection with the closing of an asset purchase agreement relating to the territory previously served by CCR through CCR’s facilities and equipment located in Johnson City and Morristown, Tennessee. A copy of that comprehensive beverage agreement is filed as exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2014 with the Securities and Exchange Commission.

The grant of exclusive territory rights pursuant to the Comprehensive Beverage Agreement will not include the right to produce the Covered Beverages or the Related Products nor will any production facilities be transferred pursuant to the Asset Purchase Agreement; instead the Company and CCR will enter into a Finished Goods Supply Agreement pursuant to which the Company will purchase from CCR substantially all of the Company’s requirements in the Territory for Covered Beverages, Related Products and expressly permitted existing cross-licensed brands. The Finished Goods Supply Agreement for the Territory that the Company expects to enter into at closing will be substantially the same as the finished goods supply agreement the parties entered into effective May 23, 2014 in connection with the closing of an asset purchase agreement relating to the territory previously served by CCR through CCR’s facilities and equipment located in Johnson City and Morristown, Tennessee. A copy of that finished goods supply agreement is filed as exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2014 with the Securities and Exchange Commission.

The Asset Purchase Agreement includes customary representations, warranties, covenants and agreements, including, among other things, covenants of CCR regarding the conduct of the Business prior to the closing of the transactions contemplated by the Asset Purchase Agreement. The Asset Purchase Agreement contains customary termination rights for both the Company and CCR, including (i) the right of each party to terminate if the transactions contemplated by the Asset Purchase Agreement have not closed by December 31, 2014 and (ii) the right of the Company to terminate (subject to certain conditions) if any matters disclosed by amendments or supplements to the disclosure schedules delivered by CCR would (absent such amendments or supplements) cause the applicable closing condition related to the bring-down of the representations and warranties by CCR in the Asset Purchase Agreement no longer to be met.

The representations and warranties of the Company and CCR will survive for 18 months following the closing date of the Asset Purchase Agreement, except that the parties’ representations and warranties relating to incorporation, authority, no conflicts, CCR’s title to the transferred assets and broker fees will not expire, the representations and warranties of CCR with respect to environmental matters will survive for five years following the closing date and the representations and warranties of CCR with respect to employee benefits matters and tax matters will survive for three years following the closing date. CCR is obligated to indemnify the Company with respect to inaccuracies or breaches of representations or warranties (subject to certain customary limitations), breaches of covenants and liabilities retained by CCR. The Company is obligated to indemnify CCR with respect to inaccuracies or breaches of representations or warranties, breaches of covenants, the ownership, operation or use of the transferred assets or the operations of the Business after the closing and liabilities assumed by the Company.

Consummation of the transactions contemplated by the Asset Purchase Agreement at the closing is subject to a number of conditions precedent and future events occurring, including, among others: (i) the absence of any law or governmental order precluding the consummation of the transactions contemplated by the Asset Purchase Agreement and the absence of any governmental proceeding seeking such an order, (ii) the receipt of any required governmental consents, (iii) the receipt and delivery by CCR of certain third party consents, (iv) agreement upon matters related to the financial methodology underlying certain financial information about the Business, (v) agreement upon matters related to the age and condition of certain fleet assets and vending equipment to be transferred at the closing, (vi) the execution of the Comprehensive Beverage Agreement with respect to the Business, (vii) no material adverse effect having occurred with respect to the Business, (viii) the continued accuracy of the representations and warranties given by CCR and the Company (subject to certain qualifications), and (ix) the execution of certain agreements or other documents with respect to the Business regarding (A) logistics and transportation services to be provided by the Company to CCR, (B) employee matters, (C) the supply of finished goods by CCR to the Company, (D) transition services to be provided by CCR to the Company (if necessary), and (E) the delivery by The Coca-Cola Company of confirmation of certain marketing funding support arrangements. There can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at closing.

In connection with the closing of the asset purchase agreement relating to the territory previously served by CCR through CCR’s facilities and equipment located in Johnson City and Morristown, Tennessee, the Company entered into a letter agreement (the “Ancillary Business Letter”) described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 27, 2014. If the closing under the Asset Purchase Agreement occurs and the parties enter into the Comprehensive Beverage Agreement with respect to the Territory as described above, the terms and conditions of the Ancillary Business Letter will also apply to the Company’s operations in the Territory. A copy of the Ancillary Business Letter is filed as exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2014 with the Securities and Exchange Commission.

Pursuant to the Asset Purchase Agreement, the parties have also agreed to use reasonable good faith efforts to agree upon the execution of one or more agreements with respect to the Company’s economic participation in the existing U.S. national food service and warehouse juice business of The Coca-Cola Company and to reach alignment on the key business principles of the Company’s economic participation in all future non-direct store delivery products or business models of The Coca-Cola Company.

Balance of Proposed Territory Expansion. While the Company is preparing to close the transactions contemplated by the Asset Purchase Agreement and begin the process of transitioning the business conducted by CCR in the Territory from CCR to the Company, the Company is continuing to work towards a definitive agreement or agreements with The Coca-Cola Company for the remainder of the proposed franchise territory expansion described in the LOI, including Cleveland and Cookeville, TN, Louisville, Lexington, Paducah and Pikeville, KY and Evansville, IN. There is no assurance, however, that the parties will enter into such an agreement or agreements.

Description of the Asset Purchase Agreement and Exhibits is Qualified by Full Text. The foregoing description of the Asset Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement and all exhibits thereto, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 31, 2014.

The Asset Purchase Agreement relating to the Territory was entered into following review and approval of such agreement and the terms and conditions of the transactions contemplated by such agreement initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

Important Warning Regarding the Information in the Asset Purchase Agreement and Exhibits Thereto. The Asset Purchase Agreement (including any exhibits thereto) has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to the Company, CCR or The Coca-Cola Company. There are representations and warranties contained in the Asset Purchase Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of such agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Asset Purchase Agreement and the exhibits thereto, together with the other information concerning the Company, CCR and The Coca-Cola Company that each company or its affiliates publicly files in reports and statements with the Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Purchase Agreement, dated August 28, 2014, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Exhibit 99.2 to Schedule 13D/A filed August 29, 2014 with the Securities and Exchange Commission by The Coca-Cola Company and other reporting persons with respect to their ownership of the Company’s Common Stock.

99.1	News Release, dated August 29, 2014.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: August 29, 2014	By:	/s/ James E. Harris
James E. Harris Senior Vice President, Shared Services and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: August 28, 2014	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Purchase Agreement, dated August 28, 2014, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Exhibit 99.2 to Schedule 13D/A filed August 29, 2014 with the Securities and Exchange Commission by The Coca-Cola Company and other reporting persons with respect to their ownership of the Company’s Common Stock.

99.1	News Release, dated August 29, 2014.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Commission upon request.